Exhibit 23.3

41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong Tel: (852) 2522-7886 Fax: (852) 2522-7006 www.lw.com

International Law Firm	FIRM / AFFILIATE OFFICES
	Boston Brussels Chicago	New York Northern Virginia Orange County

July 15, 2005	Frankfurt Hamburg Hong Kong London Los Angeles	Paris San Diego San Francisco Shanghai Silicon Valley
China Medical Technologies, Inc. No. 24 Yong Chang North Road Beijing Economic-Technological Development Area	Milan Moscow New Jersey	Singapore Tokyo Washington, D.C.

Beijing 100176

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by China Medical Technologies, Inc. on July 15, 2005, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)